Exhibit 3.96

FIRST AMENDMENT TO ARTICLES OF ORGANIZATION

OF

ANTICLINE DISPOSAL, LLC

A Wyoming limited liability company

A.    The name of the Limited Liability Company is AntiCline Disposal, LLC.

B.    These Articles of First Amendment were adopted by and are hereby submitted for filing by all of the outstanding Members of AntiCline Disposal, LLC.

C.    The articles of organization of AntiCline Disposal, LLC are amended as follows:

AMENDMENT

1.     Article V is hereby amended in its entirety as follows:

V.    The total amount of cash and other property contributed: The initial capital contribution of each Member and agreed capital account value is as follows:

	Property Description	Capital Account

Albert Jordan	Evaporation technology, Lease Agreements, DEQ Permit Application, market studies and development of contracts	$0.00

William Fiant	Evaporation technology, Lease Agreements, DEQ Permit Application, market studies and development of contracts	$0.00

Black Hills Anticline Partners, LLC	$1,200,000 cash	$1,200,000

2.     Article VII is hereby amended in its entirety as follows:

V.    The total amount of cash and other property contributed: The initial capital contribution of each Member and agreed capital account value is as follows:

	Property Description	Capital Account

Albert Jordan	Evaporation technology, Lease Agreements, DEQ Permit Application, market studies and development of contracts	$0.00

William Fiant	Evaporation technology, Lease Agreements, DEQ Permit Application, market studies and development of contracts	$0.00

Black Hills Anticline Partners, LLC	$1,200,000 cash	$1,200,000

3.     Article IX is hereby amended in its entirety as follows:

IX.  Management. The company will be operated by co-managers. The names and addresses of the co-managers who are to serve as co-managers until the first annual meeting of members or until their successors are elected and qualified are:

William Fiant	Albert Jordan	Black Hills Anticline Partners, LLC
12994 Highway 189	3720 Placid	P.O. Box 4220
Daniel, WY 83115	Casper, WY 82604	Rapid City, SD 57709

IN WITNESS WHEREOF, the undersigned have executed these Articles of Amendment in duplicate and hereby certify to same this 30th day of DECEMBER, 2002.

Date: 12-30, 2002

By:	/s/ William Fiant
WILLIAM FIANT, Member

By:	/s/ Albert Jordan
ALBERT JORDAN, Member

BLACK HILLS ANTICLINE PARTNERS, LLC

By:	/s/ Jack Paulson
JACK PAULSON, Managing Partner